UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2025

BioLargo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 400-2863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLGO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07          Submission of Matters to a Vote of Security Holders

BioLargo, Inc. (the “Company”) held its 2025 annual stockholder meeting on June 19, 2025. The following proposals were each submitted to a vote of stockholders through the solicitation of proxies or otherwise:

1.
A proposal to elect the following seven individuals to the Company’s Board of Directors: Dennis P. Calvert, Kenneth R. Code, Dennis E. Marshall, Joseph L. Provenzano, Jack B. Strommen, Linda Park, and Christina Bray;

2.	A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	A proposal to ratify the appointment of Hacker Johnson & Smith PA as the Company's independent registered public accounting firm for the year ending December 31, 2025; and

4.
A proposal to grant our Board of Directors the authority and discretion to effect a reverse stock split of our common stock by a ratio of not less than 1-for-4 and not more than 1-for-10 by amending our Certificate of Incorporation; whether to implement a reverse split, and the timing of such reverse split, to be determined in the discretion of our Board of Directors.

A quorum was present in person or by proxy. There were no director nominees other than as set forth above. Each director was elected to the Company’s Board of Directors, and each of proposals 2, 3 and 4 were approved, in accordance with Delaware law and the Company’s bylaws. The final voting results are as follows:

Proposal One	Votes For	Votes Withheld	Broker Non-Vote
Dennis P. Calvert	112,898,532	5,589,318	71,345,958
Kenneth R. Code	114,744,543	3,743,307	71,345,958
Dennis E. Marshall	115,118,223	3,369,627	71,345,958
Joseph L. Provenzano	115,476,242	3,011,608	71,345,958
Jack B. Strommen	115,507,522	2,980,328	71,345,958
Linda Park	115,427,722	3,060,128	71,345,958
Christina Bray	115,427,722	3,060,128	71,345,958

Proposals 2 - 3	Votes For	Votes Against	Votes Abstain	Broker Non-Vote	Percentage "for"
2 (Exec Comp)	103,880,414	7,883,192	6,719,295	71,345,958	54.7%
3 (Auditors)	188,425,819	988,124	419,864	-	99.3%
4 (reverse split)	156,326,053	29,794,797	3,708,006	-	51.8%

Note: under Delaware law and the company’s bylaws, the percentage “for” proposals 2 and 3 are based on the votes present at the meeting in person or by proxy (189,833,808). The percentage “for” proposal 4 (the reverse stock split) are based on the total issued and outstanding shares as of the record date (301,775,373).

For the proposals to approve, on an advisory basis, the compensation of the Company’s named executive officers, prior year final votes are as follows:

Year	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
2020	72,180,828	2,950,599	1,752,675	47,142,003
2021	87,066,389	3,646,737	2,462,756	43,453,003
2022	84,305,241	9,841,157	2,175,747	57,328,090
2023	76,470,107	5,477,240	2,816,330	74,462,248
2024	94,165,357	3,453,224	885,913	75,196,191

Item 7.01 Regulation FD Disclosure.

The Company intends to publish the press release attached as Exhibit 99.1 at approximately 6:30 AM Eastern Time on June 26, 2025.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures. For important information about forward looking statements, see the information under the heading “Safe Harbor Act” in the exhibits attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2025	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer